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                                                                    EXHIBIT 10.4

                                 FIRST AMENDMENT
                                       OF
                           FIRST FINANCIAL CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN

     WHEREAS, First Financial Corporation (the "Corporation") maintains the First Financial Corporation 2001 Long-Term Incentive Plan (the "LTIP"), which was effective January 1, 2001; and

     WHEREAS, the Corporation has reserved the right to amend the LTIP pursuant to Subsection 18(a) of the LTIP, and now desires to amend the LTIP;

     NOW, THEREFORE, pursuant to Subsection 18(a) of the LTIP, the LTIP is hereby amended, effective as of January 1, 2001, in the following particulars:

     1.   By replacing Subsection 2(f)(2) of the LTIP with the following:

               "(2) ACQUISITION OF SIGNIFICANT SHARE OWNERSHIP. Any 'person' including a 'group', who as of the Effective Date of this Plan owns less than 20% of the combined voting power of the outstanding equity securities of the Company, is or becomes the 'beneficial owner,' directly or indirectly, of equity securities of the Company representing 20% or more of the combined voting power of the outstanding equity securities of the Company (with the terms in quotation marks having the meaning set forth in the federal securities laws);"

     2.   By replacing Subsection 2(f)(3) of the LTIP with the following:

               "(3) CHANGE IN BOARD COMPOSITION. During any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two year period cease for any reason to constitute at least a majority thereof; provided, however, that - for purposes of this Subsection 2(f)(3) - each director who, by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period, is first (i) nominated by the Company's Board of Directors for election by stockholders, or (ii) elected to fill a vacancy on the Company's Board of Directors, shall be deemed to have been a director at the beginning of the two-year period."

     3.   By replacing Subsection 2(f)(4) of the LTIP with the following:

               "The Company (i) transfers substantially all of its assets to another corporation or business entity which is not a wholly owned subsidiary of the Company, or (ii) sells substantially all of the assets of a subsidiary or affiliate which constitutes 20% or more of the assets of the Company and is a subsidiary or affiliate as of the effective date of this Plan."

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     4.   By inserting the words "or its successor" after the phrase
          "Participant as a director of the Company" where the phrase appears in Subsection 2(j)(1) of the LTIP.

     IN WITNESS WHEREOF, the employer has caused this amendment to be executed on its behalf by its duly authorized officer this __________ day of _______________, 2002, but effective as of January 1, 2002.

                                        FIRST FINANCIAL CORPORATION


                                        By:
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                                        Its:
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ATTEST:


By:
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Its:
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